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                                                                   Exhibit 10.09



                   FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
                          EMPLOYEES STOCK PURCHASE PLAN


1.   TITLE OF PLAN

     The title of this plan is the Fairchild Semiconductor International, Inc. Employees Stock Purchase Plan, hereinafter referred to as the "Plan."

2.   PURPOSE

     The Plan is intended to encourage ownership of Class A Common Stock of the Corporation by all Eligible Employees and to provide incentives for them to exert maximum efforts for the success of the Corporation. By extending to Eligible Employees the opportunity to acquire proprietary interests in the Corporation and to participate in its success, the Plan may be expected to benefit the Corporation and its shareholders by making it possible for the Corporation to attract and retain qualified employees. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986 (the "Code").

3.   DEFINITIONS

     As used in this Plan:

     (a) "Base Compensation" means the basic or regular salary, plus all overtime, lead premiums and shift differential income received from the Corporation and/or Subsidiaries.

     (b)  "Board" means the Board of Directors of the Corporation.

     (c) "Common Stock" means the Class A Common Stock, $.01 par value per share, of the Corporation.

     (d)  "Corporation" means Fairchild Semiconductor International, Inc.

     (e) "Eligible Employee" means an Employee eligible to participate in the Plan under the terms of Section 6.

     (f) "Employee" means an employee of the Corporation or a Subsidiary, provided that interim or temporary employees shall not be considered Employees unless they have performed two years of service with the Corporation or a Subsidiary. An individual who has been classified by the Corporation or a Subsidiary as an independent contractor shall not qualify as an "Employee" for purposes of the Plan, notwithstanding a determination of a court or governmental agency that the individual is an employee of the Corporation or a Subsidiary for certain purposes.

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     (g)  "Participant" means an Eligible Employee that elects to participate in the Plan, as described in Section 6.

     (h) "Participation Period" means a period during which contributions may be made toward the purchase of Common Stock under the Plan, as determined pursuant to Section 6.

     (i) "Plan Administrator" means the individual or individuals appointed by the Board under Section 5(a).

     (j) "Subsidiary" means any corporation in which the Corporation controls, directly or indirectly, fifty percent (50%) or more of the combined voting power of all classes of stock and which has been designated by the Board as a corporation whose employees may participate in this Plan.

4.   STOCK SUBJECT TO THE PLAN

     The total number of shares of Common Stock which may be issued under the Plan is 4,000,000, which may be unissued shares, treasury shares or shares bought on the market.

5.   ADMINISTRATION

     (a) The Plan shall be administered by the individual or individuals appointed by the Board (the "Plan Administrator").

     (b) The Plan Administrator shall have the plenary power, subject to and within the limits of the express provisions of the Plan:

          (i) to construe and interpret the Plan and to establish, amend, and revoke rules and regulations for its administration. The Plan Administrator, in the exercise of this power, shall generally determine all questions of policy and expediency that may arise, may correct any defect, or supply any omission or reconcile any inconsistency in the Plan or in any instrument associated with the Plan in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective; and

          (ii) to the extent not provided in this Plan, to establish the terms under which Common Stock may be purchased.

6.   ELIGIBILITY AND PARTICIPATION

     The persons eligible to participate in the Plan (Eligible Employees) shall consist of all Employees of the Corporation and/or a Subsidiary. An Employee shall not be eligible to participate in the Plan for any period of time during which he is employed by the Corporation or


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a Subsidiary outside the United States if he is not paid from the Corporation or
Subsidiary's United States Payroll during such period.

     There will be four (4) quarterly Participation Periods each calendar year, and they will coincide with the four quarters of the calendar year. In order to participate in the Plan for a particular Participation Period, an Eligible Employee must complete the required enrollment forms and file such forms with the Plan Administrator or its designee no later than the due date prescribed by the Plan Administrator. The enrollment forms will include a payroll deduction authorization directing the Corporation to make payroll deductions from the Participant's Base Compensation, designated in whole percentages, at a rate not to exceed ten percent (10%) of such Base Compensation per pay period, for purposes of acquiring Common Stock under the Plan. The deduction will continue in effect from Participation Period to Participation Period, unless the Participant ceases participation in the Plan or elects a different rate by filing the appropriate form with the Plan Administrator on the due date designated by the Plan Administrator prior to the first day of the Participation Period for which the new rate is to become effective. Payroll deductions, however, will automatically cease upon termination of the Participant's right to purchase Common Stock under this Plan.

     At the close of each Participation Period, each Participant in the Plan will receive a report indicating:

     (a) the amount of the Participant's contributions to the Plan during such Participation Period,

     (b) the amount of the contributions applied to the purchase of Common Stock for such Participation Period, and

     (c)  the purchase price per share in effect for such Participation Period.

     Each Participant will also receive an annual statement after the end of each calendar year which consolidates such information for the four (4) Participation Periods occurring within that year.

7.   TERMS AND CONDITIONS

     An Eligible Employee who participates in this Plan for a particular Participation Period will have the right to acquire Common Stock upon the terms and conditions summarized below, and must enter into an agreement with the Corporation setting forth such terms and conditions and such other provisions, not inconsistent with the Plan, as the Plan Administrator may deem advisable.

     (a) PURCHASE PRICE. The purchase price per share for a Participation Period will be the LESSER of (i) eighty-five percent (85%) of the fair market value of the Common Stock on the date the Participation Period commences or (ii) eighty-five


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          percent (85%) of the fair market value of the Common Stock on the last day of the Participation Period.

          The fair market value of a share of Common Stock on any relevant date shall be the closing price of the Common Stock on the New York Stock Exchange on the date in question (or if there shall be no trading on such date, then on the first previous date on which there is trading).

     (b) NUMBER OF SHARES. The number of shares purchasable per Participant per Participation Period will be the number of shares obtained by dividing the amount collected from the Participant through payroll deductions during that Participation Period by the purchase price in effect for such Participation Period. Other than the limitations contained in
          Section 7(k), the Plan does not state a maximum or minimum number of shares that may be purchased by an Eligible Employee.

     (c) PAYROLL DEDUCTIONS. The amounts collected from a Participant through payroll deductions will be credited to the Participant's individual account maintained on the Corporation's books, but no separate account will actually be established to hold such amounts. Interest will not be credited on the outstanding balance for the book account. The amounts collected from each Participant may be commingled with the general assets of the Corporation and may be used for any corporate purpose.

     (d) TERMINATION OF PURCHASE RIGHTS. A Participant may, through notification to the Plan Administrator or its designee by the due date specified by the Plan Administrator prior to the close of the Participation Period, terminate his or her outstanding purchase right and receive a refund of the amounts deducted from his or her earnings under the terminated right. The Participant will not be eligible to rejoin the Participation Period following the termination of the purchase right and will have to re-enroll in the Plan in accordance with the requirements outlined in Section 6 should he or she wish to resume participation in a subsequent Participation Period.

     (e) TERMINATION OF EMPLOYMENT. If a Participant ceases to be an Employee for any reason during a Participation Period, his or her outstanding purchase right will immediately terminate and all sums previously collected from the Participant under the terminated right will be refunded.

     (f) EXERCISE. Each outstanding purchase right will be exercised automatically on the last day of the Participation Period. The exercise of the purchase right is to be effected by applying the amount credited to each Participant's account on the exercise date to the purchase of shares of Common Stock at the purchase price in effect for the Participation Period.


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     (g)  PRORATION OF PURCHASE RIGHT. Should the total number of shares of
          Common Stock for which the outstanding purchase rights are to be exercised on any particular date exceed the number of shares then available for issuance under the Plan, the available shares will be allocated pro-rata on a uniform and non-discriminatory basis, and any amounts credited to the accounts of Participants will, to the extent not applied to the purchase of Common Stock, be promptly refunded.

     (h) RIGHTS AS STOCKHOLDER. A Participant will have no rights as a stockholder with respect to shares subject to any purchase right held by such individual under the Plan until that right is exercised. No adjustments will be made for any dividends or distributions for which the record date is prior to such exercise date.

     (i) RECEIPT OF STOCK. As soon as practicable after the end of the Participation Period, the Participant will be entitled to receive either a stock certificate for the number of purchased shares or confirmation from a captive broker utilized by the Corporation that the Participant's account at the captive broker has been credited with the number of purchased shares.

     (j) ASSIGNABILITY. No purchase right granted to a Participant will be assignable or transferable and will be exercisable only by the Participant.

     (k) LIMITATIONS. Payroll deductions for purchase rights during a calendar year shall cease when such deductions for a Participant exceed $25,000 (or such other maximum as may be prescribed from time to time by the Code) in accordance with the provisions of Section 423(b)(8) of the Code. No Participant shall be granted a right to purchase Common Stock under this plan:

          (i) if such Participant, immediately after his or her election to purchase the Common Stock, would own stock possessing more than five percent of the total combined voting power or value of all classes of stock of the Corporation or its parent or subsidiary, computed in accordance with Section 423(b)(3) of the Code; or

          (ii) if under the terms of the Plan the rights of the Participant to purchase stock under this and all other qualified employee stock purchase plans of the Corporation would accrue at a rate which exceeds $25,000 of fair market value of the Common Stock (determined at the time such right is granted) for each calendar year for which such right is outstanding at any time.

     (l) NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in this Plan or in any purchase right under the Plan shall confer on any Employee any right to continue in the employment of the Corporation or any of its Subsidiaries or to interfere


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          in any way with the right of the Corporation or any of its
          Subsidiaries to terminate his or her employment at any time.

8.   ADJUSTMENT IN NUMBER OF SHARES AND IN PURCHASE PRICE

     In the event there is any change in the shares of the Corporation through the declaration of stock dividends or a stock split-up, or through recapitalization resulting in share split-ups, or combinations or exchanges of shares, or otherwise, appropriate adjustments in the number of shares available for purchase, as well as the shares subject to purchase right and purchase price thereof, shall be made.

9.   AMENDMENT OF THE PLAN.

     The Board at any time, and from time to time, may amend the Plan, provided, that no amendment will be made without shareholder approval, where such approval is required under Section 423 of the Code. Section 423 currently requires such approval for any amendment which:

     (a) increases the number of shares which may be issued under the Plan (other than pursuant to Section 8); or

     (b)  modifies the requirements for eligibility to participate in the Plan.

     The rights and obligations with respect to purchase rights at any time outstanding under the Plan may not be altered or impaired by any amendment of the Plan.

10.  TERMINATION OR SUSPENSION OF PLAN

     The Board may at any time suspend or terminate the Plan, but no such action may adversely affect the Participants' rights and obligations with respect to purchase rights which are at the time outstanding under the Plan. No Participation Period may commence while the Plan is suspended or after it is terminated.

11.  GOVERNING LAW

     To the extent not preempted by federal law, the Plan shall be governed by and construed in accordance with the laws of the State of Maine.

12.  EFFECTIVE DATE

     The Plan shall become effective on January 1, 2000, subject to approval of the Corporation's shareholders in accordance with Section 423 of the Code.



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